UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 20, 2006
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) Effective as of December 20, 2006, certain executive officers of Baxter International Inc. (the “Company”) entered into severance agreements in the form attached hereto as Exhibit 10.1. It is expected that all of the Company’s named executive officers other than the Company’s Chairman and Chief Executive Officer (who is party to a previously filed employment agreement) will enter into severance agreements in substantially the form attached.
     The form of severance agreement provides that if a Change in Control of the Company occurs and as a result the named executive officer either is terminated or terminates his employment for Good Reason, such named executive officer will receive a lump sum cash payment generally equal to twice the aggregate amount of such officer’s salary and target bonus, and the named executive officer also will be entitled to two years of continued welfare benefit coverage, a pro-rata annual incentive bonus, continued retirement and savings plan accruals for two years, two years of additional age and service credit for retiree welfare benefit purposes, and outplacement expense reimbursement in an amount not exceeding $50,000. The severance agreements also contain non-competition, non-solicitation and non-disparagement covenants binding the named executive officers for two years. A condition for receiving any severance payments under the agreement is the execution by the named executive officer of a customary release of claims in a form reasonably acceptable to the Company. In the event that the total payments to a named executive officer under the agreement exceed 110% of the largest amount that would result in no portion of the total payments being subject to any excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended, the Company will gross-up the severance payments to the officer to cover such excise tax. In the event that the total payments to a named executive officer under the agreement do not exceed 110% of the largest amount that would result in no portion of the total payments being subject to excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended, then the severance payments will be reduced until no portion of the payments is subject to such excise tax.
     A copy of the form of severance agreement attached to this report as Exhibit 10.1 is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the form of severance agreement and is qualified in its entirety by the complete text of the form of severance agreement itself. Capitalized terms not defined herein have the meanings given to them in the attached form of severance agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          10.1 Form of Severance Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: December 22, 2006

Exhibit Index

Exhibit No.	Description

10.1	Form of Severance Agreement